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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 17, 2008

ROYALE ENERGY, INC.

(Exact name of registrant as specified in its charter)

CALIFORNIA	000-22750	33-0224120
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7676 Hazard Center Drive, Suite 1500

San Diego, CA 92108

(Address of principal executive office)

Issuer's telephone number: (619) 881-2800

Section 5 Corporate Governance and Management

Section 5.02 Appointment of Principal Officer

On October 17, 2008, the board of directors of Royale Energy, appointed Donald H. Hosmer and Stephen M. Hosmer to serve as co-chief executive officers and co-presidents of the company. Donald H. Hosmer will have charge of marketing and investor/shareholder relations for the company, and Stephen M. Hosmer will have charge of exploration operations. Stephen M. Hosmer will continue to serve as chief financial officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: October 23, 2008	/s/ Donald H. Hosmer
Donald H. Hosmer, Co-President and Co-Chief Executive Officer

/s/ Stephen M. Hosmer
Stephen M. Hosmer, Co-President and Co-Chief Executive Officer